EXHIBIT 10.2

ACKNOWLEDGMENT, CONSENT AND LOAN AGREEMENT AMENDMENT (CM AND SELLER)

This ACKNOWLEDGMENT, CONSENT AND LOAN AGREEMENT AMENDMENT (this “Acknowledgment”) is made as of September 30, 2026 by C.M. Composite Materials Ltd., an Israeli company, registration number 513931980 (“CM”), and Matania (Mati) Moskovich (the “Seller”), in favor of VisionWave Holdings, Inc. (“VisionWave”), CMJV LLC (“CMJV”) and Sadot Group Inc. (“Sadot”). Capitalized terms used but not defined herein have the meanings given in the Investment and Share Purchase Agreement dated as of February 20, 2026, as amended (the “Share Purchase Agreement”), and the Loan Agreement dated as of February 20, 2026 (the “Loan Agreement”), as applicable.

1. Acknowledgment of Assignment. Each of CM and the Seller acknowledges receipt of notice of, and consents to, the assignment by VisionWave to CMJV, a Nevada limited liability company owned by VisionWave and Sadot, of all of VisionWave’s rights under the Share Purchase Agreement (pursuant to Section 9.6 thereof) and the Loan Agreement, the Note, the Prior Notes and all related security documents (pursuant to Section 8.5 of the Loan Agreement), and agrees that from the date hereof CMJV is the “Buyer” under the Share Purchase Agreement and the “Lender” under the Loan Agreement, and that all notices, payments and deliveries shall be made to CMJV; provided that VisionWave remains liable for the Retained Obligations (as defined in the Joint Venture and Operating Agreement among VisionWave, Sadot and CMJV, the “JV Agreement”) including the issuance of the Buyer Shares.

2. Confirmation of Outstanding Obligations. CM confirms that, as of September 30, 2026, the outstanding principal amount of the advances made to or for the benefit of CM by VisionWave and [VisionWave IL Ltd.] under the Loan Agreement, the Note, the Prior Notes and the VisionWave Israel advance documentation is U.S. $7,814,323.20 in the aggregate, as itemized in Schedule A to the JV Agreement (including amounts paid on CM’s behalf to Giza Zinger Even Mezzanine, Limited Partnership and to CM’s landlords), that accrued and unpaid interest thereon to be calculated, calculated in accordance with the terms of each governing note, that CM has no defense, offset or counterclaim in respect of any of the foregoing, and that all of the foregoing constitute “Obligations” secured by the Collateral under Article 3 of the Loan Agreement. To the extent any such advance is not presently so secured, CM hereby grants CMJV a security interest in the Collateral to secure the same and shall register such security with the Israeli Registrar of Companies within fifteen (15) days.

3. Increase in Commitment. Section 2.1 of the Loan Agreement is amended by replacing “$5,000,000” with “$16,628,646” and the recital and the Note are conformed accordingly, it being agreed that the increased Commitment (a) includes all advances outstanding as of the date hereof, and (b) is otherwise available solely for Advances funded by CMJV from Matching Advances and Additional Qualifying VisionWave Advances under the JV Agreement, and that CMJV has no obligation to fund any Advance except in accordance with the JV Agreement. Nothing herein increases the “irrevocable” funding commitment under the Side Letter dated March 11, 2026 beyond U.S. $5,000,000.

4. Draw Procedure; Use of Proceeds; Reporting. Section 2.2(b) of the Loan Agreement is amended to provide that each request for a subsequent Advance shall be made by a Draw Request in the form of Exhibit E to the JV Agreement, not more frequently than monthly, in a minimum amount of $250,000, and shall be subject to approval in accordance with Section 4.4 of the JV Agreement. Proceeds of each Advance shall be used solely as set forth in the applicable Approved Draw Request and the Approved Budget. CM shall deliver the reports described in Section 7.10 of the JV Agreement to CMJV, VisionWave and Sadot, and Section 7.1 of the Loan Agreement is amended accordingly.

5. Additional Events of Default. Section 6.1 of the Loan Agreement is amended to add: “(j) Any breach by Borrower or the Seller of the Acknowledgment, Consent and Loan Agreement Amendment dated September 30, 2026; (k) any default by Borrower under the Giza Settlement Agreement not cured within any applicable grace period; and (l) failure by Borrower to deliver any report required under Section 7.1 within fifteen (15) Business Days after written notice.”

6. Seller Consent to Conversion. The Seller hereby consents, for purposes of Section 2.7 of the Loan Agreement and Section 5 of the Note, to the exercise by CMJV of the optional conversion right thereunder at any time after the date hereof, subject only to the prior written consent of Giza to the extent required under the Side Letter dated March 11, 2026.

7. Belrise and FBM Reporting. CM and the Seller shall deliver to CMJV, VisionWave and Sadot written status reports regarding the Belrise Condition and the insolvency proceedings affecting FBM Composite Materials Ltd. not less than monthly and shall notify them within three (3) Business Days after any material adverse development.

8. Bring-Down; Ratification. CM and the Seller represent and warrant that the representations in Article 3 of the Share Purchase Agreement and Article 4 of the Loan Agreement are true and correct in all material respects as of the date hereof (except as set forth in an updated Disclosure Schedule delivered herewith, including with respect to the insolvency proceedings affecting FBM Composite Materials Ltd.), that CM is in compliance with the Giza Settlement Agreement, that no receiver has been appointed or sought in respect of CM, and that no Event of Default has occurred and is continuing. Except as expressly amended hereby, the Loan Agreement, the Note and the Share Purchase Agreement remain in full force and effect and are ratified and confirmed.

9. Governing Law; Counterparts. This Acknowledgment shall be governed by the laws governing the Loan Agreement and may be executed in counterparts and by electronic signature.

C.M. COMPOSITE MATERIALS LTD.

By: /s/ Matania (Mati) Moskovich

Name: Matania (Mati) Moskovich

Title: CEO and Sole Director

/s/ Matania (Mati) Moskovich

Matania (Mati) Moskovich (individually)

Acknowledged by:

VISIONWAVE HOLDINGS, INC.

By: /s/ Douglas Davis

Name: Douglas Davis

Title: Chief Executive Officer

SADOT GROUP INC.

By: /s/ Michael Murray

Name: Michael Murray

Title: Chief Executive Officer

CMJV LLC

By: /s/ Douglas Davis

Name: Douglas Davis

Title: Manager